Exhibit 5.01


                         [Letterhead of Robert S. Feit]


                                                              February 13, 2002


AT&T Corp.
32 Avenue of the Americas
New York, New York  10013

Dear Sirs:

     Reference is made to the registration statement on Form S-3 (the "Registration Statement") that is being filed by AT&T Corp. (the "Company") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"). The Registration Statement relates to the offering by the Company of debt securities ("Debt Securities"), common stock, par value $1.00 per share ("Common Stock"), preferred stock, par value $1.00 per share ("Preferred Stock"), depositary shares ("Depositary Shares") representing Preferred Stock, evidenced by depositary receipts (the "Receipts"), warrants for the purchase of Debt Securities ("Debt Warrants"), warrants for the purchase of other securities, including Common Stock, Preferred Stock and Depositary Shares ("Stock Warrants" and together with the Debt Warrants, "Warrants") and units consisting of one or more Debt Securities, Warrants, Common Stock or Preferred Stock ("Units") (collectively, the "Securities") as set forth in the Registration Statement, form of prospectus with respect to the Securities contained therein (the "Prospectus") and one or more supplements to such Prospectus (each, a "Prospectus Supplement"), for issuance from time to time pursuant to Rule 415 of the Act. If so indicated in a Prospectus Supplement, the Debt Securities and Preferred Stock may be convertible into Common Stock or Preferred Stock of the Company.

     With respect to the Securities, it is my opinion that the Company is a duly organized and validly existing corporation under the laws of the State of New York and has full power and authority under the laws of the State of New York, and under its Certificate of Incorporation, as amended, to issue and sell the Securities.

     Subject to the limitations and other qualifications set forth below:

     1. With respect to any Debt Securities to be issued under the indenture dated as of September 7, 1990, between the Company and the Bank of New York, as Trustee, as amended by the First Supplemental Indenture, dated as of October 30, 1992 (the "Senior Debt Indenture"), it is my opinion that the Senior Debt Indenture has been duly authorized, executed and delivered and the Debt Securities, as provided in the Senior Debt Indenture, when duly authorized, executed and authenticated, issued and paid for, will be valid and legally binding obligations of the Company in accordance with and subject to the terms thereof and of the Senior Debt Indenture.

     2. With respect to any Common Stock, assuming the (a) taking by the Board of Directors of the Company (the "Board") of all necessary corporate action to authorize and approve the issuance of the Common Stock and (b) due issuance and delivery of such Common Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, it is my opinion that such Common Stock will be validly issued, fully paid and nonassessable.


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     3. With respect to the Preferred Stock, assuming the (a) taking by the
Board of all necessary corporate action to authorize and approve the issuance of a series of the Preferred Stock, (b) due filing with the Office of the Secretary of State of New York of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued and (c) due issuance and delivery of such series of the Preferred Stock, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board, it is my opinion that such series of Preferred Stock will be validly issued, fully paid and nonassessable.

     4. With respect to any Depositary Shares, assuming (a) a deposit agreement has been duly authorized, executed and delivered by the Company and a bank or trust company to be selected by the Company, as depositary (the "Deposit Agreement"), (b) the taking by the Board of all necessary corporate action to authorize and approve the issuance and terms of the series of Preferred Stock to be issued in connection therewith, (b) due filing with the Office of the Secretary of State of New York of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued, (c) terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the terms of the Deposit Agreement, (d) due issuance and delivery of such series of Preferred Stock, upon payment of the consideration therefor provided for in the applicable definitive purchase, underwriting or similar agreement approved by the Board and (e) Receipts evidencing the Depositary Shares are duly issued against the deposit of the applicable series of Preferred Stock in accordance with the Deposit Agreement, it is my opinion that such Receipts will be validly issued and entitle the holders thereof to the rights specified in the Deposit Agreement.

     5. With respect to Common Stock or Preferred Stock to be issued upon conversion of Debt Securities or Preferred Stock, it is my opinion that, when
(a) the Board has taken all necessary corporate action to authorize and approve the issuance of Debt Securities or Preferred Stock convertible into Common Stock or Preferred Stock, as the case may be, and upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement, and the Company has taken all necessary action to approve the issuance of such Common Stock or Preferred Stock upon conversion of the Debt Securities or Preferred Stock, as the case may be, the terms of the offering thereof and related matters, (b) if applicable, due filing has been made with the Office of the Secretary of State of New York of the applicable Certificate of Designation for the particular series of Preferred Stock to be issued and
(c) such Common Stock or Preferred Stock, as the case may be, has been issued and delivered in accordance with the terms of the applicable Debt Securities, or Preferred Stock as the case may be, it is my opinion that such Common Stock, or Preferred Stock will be validly issued, fully paid and nonassessable.

     6. With respect to any Debt Warrants, assuming a debt warrant agreement has been duly authorized, executed and delivered by the Company and a bank or trust company, as warrant agent (the "Debt Warrant Agreement"), it is my opinion that the Debt Warrants, as provided in the Debt Warrant Agreement, when duly authorized, executed and authenticated, issued and paid for, will be valid and legally binding obligations of the Company in accordance with and subject to the terms thereof and of the Debt Warrant Agreement.

     7. With respect to any Stock Warrants, assuming a stock warrant agreement has been duly authorized, executed and delivered by the Company and a bank or trust company, as warrant agent (the "Stock Warrant Agreement"), it is my opinion that the Stock Warrants, as provided in the Stock Warrant Agreement, when duly authorized, executed and authenticated, issued and paid for, will be valid and legally binding obligations of the Company in accordance with and subject to the terms thereof and of the Stock Warrant Agreement.

     I hereby consent to the filing of this opinion with the Commission under the Act in connection with the Registration Statement and to the use of my name in such Registration Statement and Prospectus


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and any Prospectus Supplement related thereto under the heading "Legal
Matters".

                                            Very truly yours,



                                            /s/ Robert S. Feit
                                            ---------------------------
                                                Robert S. Feit
                                                Chief Counsel,
                                                Corporate & Financial Matters